November 30, 2006

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Simclar, Inc. Form 8-K dated November 30, 2006 and we agree with the statements made.

Sincerely,

/s/ BATTELLE & BATTELLE LLP